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                                                           Exhibit 21.1

                           SUBSIDIARIES OF REGISTRANT

CCI-ASDS, Inc.
Care One Health Alternatives, Inc. (AL)
Care One Health Alternatives, Inc. (NC)
Children's Home Care LLC
Chronic Health Management of California
Commonwealth Home Care, Inc.
Gentiva Health Services, Inc.
Health Care Services Olsten Limited
Kimberly Home Health Care, Inc.
New York Health Care Services, Inc.
OHS Service Corp.
Olsten Certified Healthcare Corp.
Olsten Flying Nurses Corp.
Olsten Health Services Holding Corp.
Olsten Health Services (Certified), Inc.
Olsten Health Services (Infusion), Inc.
Olsten Health Services (Quantum) Corp.
Olsten Health Services (Staffing), Inc.
Olsten Health Services (USA), Inc.
Olsten Kimberly Quality Care, Inc.
Olsten Network Management, Inc.
Olsten Network Management (Area One) Corp.
Olsten Network Management (Area Two) Corp.
Olsten Network Management (Area Three) Corp.
Olsten Services Ltd.
Olsten Services of New York, Inc.
PartnersFirst Management, Inc.
Prospective Health Network, Inc.
QC Medi-New York, Inc.
QHR Southwest Business Trust
QHR Southwest Holdings Corp.
Quality Care-USA, Inc.
Quality Managed Care, Inc.
Quantum Care Network, Inc.
Quantum Disease Management, Inc.
Quantum Health Resources Southwest, L.P.
Quantum Health Resources, Inc.
Quantum Health Resources, Inc. (NY)
Skilled Nursing Services, Inc.
The IV Clinic II, Inc.
The IV Clinic III, Inc.
The IV Clinic, Inc.